Exhibit 99.1

World Kinect Corporation Announces Upsize and Pricing of Offering of $300 Million 3.250% Convertible Senior Notes due 2028

MIAMI--(BUSINESS WIRE)--June 22, 2023--World Kinect Corporation (NYSE:WKC) (“World Kinect” or the “Company”) announced today the upsize and pricing of its private offering of $300 million aggregate principal amount of 3.250% Convertible Senior Notes due 2028 (the “notes”). The notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). World Kinect has granted to the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $50 million aggregate principal amount of the notes. The aggregate principal amount of the offering was increased from the previously announced offering size of $250 million (or $287.5 million if the initial purchasers exercise their option to purchase additional notes in full). The offering of the notes is expected to close on June 26, 2023, subject to customary closing conditions.

As discussed below, in connection with the pricing of the notes, World Kinect has entered into privately negotiated convertible note hedge transactions and warrant transactions. The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of common stock that initially underlie the notes, and have an initial strike price equal to the initial conversion price of the notes, or approximately $28.43 per share. The strike price of the warrant transactions will initially be $40.14 per share, which represents a premium of 80% over the closing price of the common stock of $22.30 per share on June 21, 2023 and is subject to certain adjustments under the terms of the warrant transactions.

World Kinect expects the net proceeds from the offering of the notes to be approximately $291.0 million ($339.5 million if the initial purchasers exercise their option to purchase the additional notes in full) after deducting the initial purchasers’ discounts but before deducting offering expenses payable by World Kinect. World Kinect intends to use the net proceeds from the offering (i) primarily for general corporate purposes, including the repayment of a portion of the amounts outstanding under the revolving credit facility, (ii) to pay the approximately $26.2 million cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to World Kinect from the sale of the warrant transactions described below) and (iii) to repurchase approximately 2.24 million shares of World Kinect’s common stock (“common stock”) from purchasers of the notes in this offering for an aggregate purchase price of approximately $50.0 million. This repurchase of common stock could affect the market price of the common stock concurrently with, or shortly after, the pricing of the notes, and could result in a higher effective conversion price for the notes. If the initial purchasers exercise their option to purchase additional notes, World Kinect expects to enter into additional convertible note hedge transactions and warrant transactions, and intends to use a portion of the net proceeds from the sale of any such additional notes to pay the costs of such additional convertible note hedge transactions (which would be partially offset by the proceeds to World Kinect from the sale of additional warrant transactions). World Kinect intends to use the remainder of the net proceeds from the sale of such additional notes for general corporate purposes, including repayment of additional amounts outstanding under the revolving credit facility.

The notes will be World Kinect’s senior, unsecured obligations. The notes will bear interest at a rate of 3.250% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2024. The notes will mature on July 1, 2028, unless earlier repurchased, redeemed or converted. The initial conversion rate is 35.1710 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $28.43 per share, representing a premium of approximately 27.5% over the closing price of the common stock of $22.30 per share on June 21, 2023. World Kinect will satisfy any conversion elections by paying cash up to the aggregate principal amount of the notes to be converted, and paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at World Kinect’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes to be converted.

World Kinect may redeem for cash all or any portion of the notes, at its option at any time and from time to time, on or after July 6, 2026 if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which World Kinect provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the notes. If World Kinect undergoes a fundamental change (as defined in the indenture governing the notes), holders may require World Kinect to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, World Kinect has entered into privately negotiated convertible note hedge agreements with certain of the initial purchasers of the notes or their respective affiliates and certain other financial institutions (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of common stock that initially underlie the notes, and are expected to reduce the potential dilution to the common stock and/or offset potential cash payments in excess of the principal amount upon conversion of the notes. World Kinect also has entered into warrant transactions with the hedge counterparties relating to the same number of shares of common stock, subject to customary anti-dilution adjustments. The warrant transactions could have a dilutive effect on the common stock to the extent that the market price per share of the common stock exceeds the strike price of the warrants on the applicable expiration dates. The strike price of the warrant transactions will initially be $40.14 per share, which represents a premium of 80% over the closing price of the common stock of $22.30 per share on June 21, 2023 and is subject to certain adjustments under the terms of the warrant transactions.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties, or their affiliates, expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing, or reducing the size of any decline in, the market price of the common stock or the notes at that time. In addition, the hedge counterparties, or their affiliates, may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the common stock and/or by purchasing or selling the common stock or other securities of World Kinect in secondary market transactions prior to the maturity of the notes, and are likely to do so during any observation period related to a conversion of notes. The effect, if any, of these activities on the market price of the common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could cause or prevent an increase or decline in the market price of the common stock or the notes, which could affect holders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount of cash and the number and value of shares of the common stock, if any, that holders will receive upon conversion of the notes.

The notes and any shares of the common stock issuable upon conversion of the notes have not been registered under the Securities Act or under any U.S. state securities laws or other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About World Kinect Corporation

Headquartered in Miami, Florida, World Kinect Corporation is a leading global energy management company, offering a broad suite of energy advisory, management and fulfillment services, digital and other technology solutions, as well as sustainability products and services across the energy product spectrum. In addition to our core energy offerings to customers in the transportation sector, we have expanded our product and service offerings to include energy advisory services, sustainability and renewable energy solutions, as well as supply fulfillment for natural gas and power. We continue to focus on advancing the energy transition to lower carbon alternatives through expanding our portfolio of energy solutions and providing customers with greater access to sustainably sourced energy.

For more information, visit corp.worldkinect.com

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the anticipated amount and use of proceeds and the anticipated terms of the convertible note hedge and warrant transactions. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: market conditions, including market interest rates, market demand for the notes being issued, the trading price and volatility of our common stock and other risks that could affect the creditworthiness of the Company and the ability of the Company to complete the offering on the anticipated terms, if at all. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

Contacts

Ira M. Birns
Executive Vice President & Chief Financial Officer

Elsa Ballard
Vice President of Investor Relations

investor@worldkinect.com